  Exhibit 99.1

American Resources’ Leased Third Party Mine Commences Production

Non-core, idled mine leased to a third party in July 2020 has commenced carbon production with long-term mine plan

Company will generate stable royalty stream from property with no costs

November 17, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 17, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure marketplace, today announced that its non-core, idled mine, leased to a third-party operator this past July, has commenced carbon production via a long-term mine plan. The lease on the underground mine located in Perry County, Kentucky will generate a positive cash flow stream of $1.00 per ton of carbon sold from the mine as well as an additional $0.50 per ton of carbon sold that will be set aside for final environmental remediation of the property in the future.

Thomas Sauve, President of American Resources Corporation commented, “We are extremely pleased that our lease partner was successful in getting this mine into production. Their team put significant effort into hitting their time frames which has now resulted in substantial new job creation in the area, positive cash flows from the permit to American Resources and an environmental reclamation fund to ensure that post mining, the environmental remediation will be completed properly and on time. With both core and non-core permits within our portfolio, we hope to work with other operators in the region that desire to lease our non-core permits in a similar structure to maximize social impact, shareholder returns and environmental impact in the region.”

The leased mine was included as part of the Company’s acquisition of Knott County Coal from Arch Coal (now Arch Resources) in April 2016. Given American Resources’ focus on the steel and infrastructure markets, the mine did not fit into the Company’s core operating plans and provided the rationale to lease to a third-party operator.

Additionally, American Resources did not charge any upfront or minimum royalties associated with the lease agreement, which is typical in the industry, to ensure that the lessee could maximize the likelihood of success of getting the mine into production for long term success. The lease structure better fits the current markets and focuses on generating stable long-term cash flows for the company while also creating jobs in eastern Kentucky, a region that greatly needs them.

American Resources Corporation is focused on running a streamlined and efficient operation to economically deliver raw materials products to meet its customers’ demands for a modern infrastructure market. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors while being able to scale its operations to meet the growth of the markets it serves.

About American Resources Corporation
American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:

JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation